Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

NETSUITE INC.

NetSuite Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is NetSuite Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 11, 2007.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

C. The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, NetSuite Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Zachary Nelson, a duly authorized officer of the Corporation, on                 , 2007.

Zachary Nelson,
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is NetSuite Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Effective Time”), each one (1) share of the Corporation’s Common Stock, par value $0.01 per share (the “Old Common Stock”), including each share issued and outstanding or held in treasury immediately prior to the Effective Time, shall be reclassified as and changed into 1/20th of a share of Common Stock, par value $0.01 per share (the “New Common Stock”) and each one (1) share of the Corporation’s Preferred Stock, par value $0.01 per share (the “Old Preferred Stock”), including each share issued and outstanding or held in treasury immediately prior to the Effective Time, shall be reclassified as and changed into 1/20th of a share of Preferred Stock, par value $0.01 per share (the “New Preferred Stock”). The reclassification of the Old Common Stock and Old Preferred Stock effected by the foregoing sentence shall be referred to herein collectively as the “Reverse Split.” The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock or New Preferred Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock or New Preferred Stock shall be deliverable upon the Reverse Split. Stockholders who otherwise would have been entitled to receive any fractional interests in the New Common Stock or New Preferred Stock shall, in lieu of receipt of such fractional interest, be entitled to receive from the Corporation an amount in cash equal to the product obtained by multiplying $[            ]1 by such fractional interest. All references to “Common Stock” and “Preferred Stock” in this Amended and Restated Certificate of Incorporation shall be to the New Common Stock and New Preferred Stock, respectively.

[1]	Prior to filing, we will insert a dollar figure equal to the mid-point of the IPO price range in the preliminary prospectus to be circulated as the “red herring.”

The Reverse Split will be effected on a certificate-by-certificate basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, multiplied by 1/20 and rounded down to the nearest whole number; all certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Preferred Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Preferred Stock as is reflected on the face of such certificates, multiplied by 1/20 and rounded down to the nearest whole number. The Corporation shall not be obliged to issue new certificates evidencing the shares of New Common Stock and New Preferred Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Every share number, dollar amount and other provision contained in this Amended and Restated Certificate of Incorporation has been adjusted for the Reverse Split and there shall be no further adjustments made to such share numbers, dollar amounts or other provisions, except in the case of any stock splits, stock dividends, reclassifications and the like occurring after the date of filing of this Amended and Restated Certificate of Incorporation.

The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock, $0.01 par value (the “Common Stock”) and Preferred Stock, $0.01 par value (the “Preferred Stock”). The total number of shares of Common Stock the Corporation shall have authority to issue is 100,000,000, and the total number of shares of Preferred Stock the Corporation shall have authority to issue is 35,317,175. The Preferred Stock shall consist of eight Series designated (i) Series A Preferred Stock (“Series A Preferred Stock”) consisting of 900,000 shares, (ii) Series B Preferred Stock (“Series B Preferred Stock”) consisting of 120,000 shares, (iii) Series C Preferred Stock (“Series C Preferred Stock”) consisting of 437,868 shares, (iv) Series D Preferred Stock (“Series D Preferred Stock”) consisting of 1,434,446 shares, (v) Series E Preferred Stock (“Series E Preferred Stock”) consisting of 4,832,428 shares, (vi) Series F Preferred Stock (“Series F Preferred Stock”) consisting of 7,919,859 shares, (vii) Series G Preferred Stock (“Series G Preferred Stock”) consisting of 10,922,574 shares and (viii) Series H Preferred Stock (“Series H Preferred Stock”) consisting of 8,750,000 shares.

ARTICLE V

The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

1. Issue Date. The date on which the Corporation shall initially issue a share of Preferred Stock shall be deemed to be the “Issue Date” of such share regardless of the number of times the transfer of such share shall be made on the Corporation’s stock transfer records and regardless of the number of certificates which may be issued to evidence such share.

2. Dividends.

(a) Upon the filing of this Amended and Restated Certificate of Incorporation, the holders of shares of the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, respectively, shall be entitled to receive, when, as and if declared by the Board out of any assets legally available therefor, dividends at a rate of 8.0% per annum (such rate for the Series E Preferred Stock, Series F Preferred Stock, Series G and Series H Preferred Stock referred to hereafter as the “Initial Series E Dividend Rate,” “Initial Series F Dividend Rate,” “Initial Series G Dividend Rate,” and “Initial Series H Dividend Rate,” respectively) of the Series E Liquidation Price (as hereinafter defined), Series F Liquidation Price (as hereinafter defined), Series G Liquidation Price (as hereinafter defined), and Series H Liquidation Price (as hereinafter defined), respectively, payable as provided herein or when and as declared by the Board. The holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, respectively, shall be entitled to receive, when, as and if declared by the Board out of any assets legally available therefor, dividends at a rate of 7.0% per annum (such rate for the Series C Preferred Stock and Series D Preferred Stock referred to hereafter as the “Initial Series C Dividend Rate” and “Initial Series D Dividend Rate,” respectively) of the Series A Liquidation Price, Series B Liquidation Price, Series C Liquidation Price, and Series D Liquidation Price (as hereinafter defined), respectively, payable as provided herein or when and as declared by the Board. All such dividends shall be rounded up to the nearest one cent, and shall be adjusted for stock splits, stock dividends, recapitalizations and the like (collectively, “Recapitalizations”) with respect to such shares. No dividends shall be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series H Preferred Stock have been paid to holders of Series H Preferred Stock. No dividends shall be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series G Preferred Stock have been paid to holders of Series G Preferred Stock. No dividends shall be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series F Preferred Stock have been paid to holders of Series F Preferred Stock. No dividends shall be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series E Preferred Stock have been paid to the holders of Series E Preferred Stock. No dividends shall be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series D Preferred Stock shall have been paid to the holders of

Series D Preferred Stock. No dividends shall be paid to the holders of Series A Preferred Stock, Series B Preferred Stock or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series C Preferred Stock shall have been paid to the holders of Series C Preferred Stock. No dividends shall be paid to the holders of Series A Preferred Stock or the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series B Preferred Stock shall have been paid to the holders of Series B Preferred Stock. No dividends shall be paid to the holders of the Corporation’s Common Stock unless all accrued and unpaid dividends on shares of Series A Preferred Stock shall have been paid to the holders of Series A Preferred Stock. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for each series of Preferred Stock.

For purposes of this Section 2(a), unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise (other than Recapitalizations), or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees, officers, directors, independent contractors or consultants of this Corporation (y) upon termination of their employment or services, or (z) otherwise pursuant to agreements providing for such repurchase at the original cost of such Common Stock) for cash or property.

(b) The holders of shares of Preferred Stock shall also be entitled to receive and participate on a pro rata basis in any dividends or other distributions (cash, stock or otherwise, but excluding distributions in liquidation pursuant to Section 3(b)), when, as and if declared by the Board out of any assets legally available therefor, paid on or with respect to the Common Stock based on the number of shares of Common Stock into which the Preferred Stock could then be converted (with any fractional shares determined on an aggregate conversion basis being rounded up to the nearest whole share) into at the time of the declaration of such dividend or other distribution on the Common Stock. Such dividends shall be declared and paid contemporaneously with the declaration and payment of the related dividend on the Common Stock.

(c) Commencing on May 18, 2005, unless the Corporation has consummated a sale of its Common Stock in a bona fide, firm commitment underwriting offered to the public generally pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Initial Series C Dividend Rate, Initial Series D Dividend Rate, Initial Series E Dividend Rate and Initial Series F Dividend Rate, the Initial Series G Dividend Rate, and the Initial Series H Dividend Rate shall be increased to the rate of 10.0% per annum of the Series C Liquidation Price, Series D Liquidation Price, Series E Liquidation Price, Series F Liquidation Price, Series G Liquidation Price, and Series H Liquidation Price, respectively, payable as provided herein or when and as declared by the Board. Payments of such increased dividend preferences to the holders of Series C Preferred Stock, Series D Preferred Stock,

Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be made in accordance with the priorities set forth in Section 2(a) hereof. Such dividends (including any dividends on the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock accrued and unpaid prior to May 18, 2005) will accrue on a daily basis, compound on an annual basis after May 18, 2005 (computed on the basis of an actual number of days elapsed in a year of 360 days), and shall be paid or declared and set apart (i) when, as and if declared by the Board, and (ii) otherwise upon liquidation of this Corporation in accordance with the terms of Section 3(a) to the extent of legally available funds. Such dividends shall not be cumulative, to the extent unpaid, whether or not they have been declared.

(d) As long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock, voting together as a single class on an as-converted basis, declare or pay any dividends or other distributions on the Common Stock.

3. Liquidation Preference

(a)

(i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series H Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Common Stock or any other equity security of the Corporation by reason of their ownership thereof, an amount equal to $2.06 per share (the “Series H Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series H Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Common Stock or any other equity security of the Corporation. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock in proportion to the amount that would have been distributed to such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of Series H Preferred Stock.

(ii) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series G Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock or any other equity security of the Corporation other than Series H Preferred Stock by reason of their ownership thereof, an amount equal to $1.8264 per share (the “Series G Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series G Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then, after the holders of Series H Preferred Stock shall be paid in full the amounts to which they shall be entitled, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the amount that would have been distributed to such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of Series G Preferred Stock.

(iii) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series F Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock or any other equity security of the Corporation other than Series G Preferred Stock and the Series H Preferred Stock by reason of their ownership thereof, an amount equal to $1.8906 per share (the “Series F Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series F Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock or any other equity security of the Corporation other than Series G Preferred Stock and the Series H Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then, after the holders of Series G Preferred Stock and the Series H Preferred Stock shall be paid in full the amounts to which they shall be entitled, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the amount that would have been distributed to such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of Series F Preferred Stock.

(iv) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock or any other equity security of the Corporation other than Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, by reason of their ownership thereof, an amount equal to $4.1387 per share (the “Series E Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series E Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, and Series F Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then, after the holders of Series F Preferred Stock, Series G Preferred Sock and Series H Preferred Stock shall be paid in full the amounts to which they shall be entitled, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the amount that would have been distributed to such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of Series E Preferred Stock.

(v) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock or any other equity security of the Corporation other than Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock by reason of their ownership thereof, an amount equal to $20.914 per share (the “Series D Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series D Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, and Series E Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then, after the holders of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock shall be paid in full the amounts to which they shall be entitled, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the amount that would have been distributed to such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of Series D Preferred Stock.

(vi) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock or any other equity security of the Corporation, other than Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock, by reason of their ownership thereof, an amount equal to $45.926 per share (the “Series C Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series C Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, and Series D Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then, after the holders of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock shall be paid in full the amounts to which they shall be entitled, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the amount that would have been distributed to such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of Series C Preferred Stock.

(vii) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock or Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock or Series C Preferred Stock by reason of their ownership thereof, an amount equal to the sum of $33.40 per share (the “Series B Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series B Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of the Series A Preferred Stock or Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders, then, after the holders of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount that would have been distributed to each such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of the Series B Preferred Stock.

(vii) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock by reason of their ownership thereof, an amount equal to the sum of $1.112 per share (the “Series A Liquidation Price”), adjusted for Recapitalizations, plus all accrued and unpaid dividends thereon (the “Series A Liquidation Preference”), and no more, before any distribution of assets or funds shall be made to the holders of the Common Stock or any other equity security of the Corporation other than the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts distributable to such holders then, after the holders of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount that would have been distributed to each such holder if the assets and funds of the Corporation would have been sufficient to permit the full payment of the full preferential amounts distributable to the holders of the Series A Preferred Stock.

(b) After the distributions described in subsection (a) hereof have been paid, all remaining assets and funds of the Corporation shall be distributed among all holders of Common Stock in proportion to the number of shares of Common Stock held by such holders.

(c) Any consolidation, merger or reorganization of this Corporation with or into any other corporation or other entity (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons and/or entities other than the holders of such capital stock immediately prior to such merger), or the sale, conveyance or disposition of more than 50% of the capital stock of the Corporation after the date hereof to any person or entity, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, in each case, whether in a single transaction or a series of transactions, or any other corporate reorganization (each, a “Merger Event”) shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3. The treatment of any transaction or series of related transactions as a liquidation, dissolution or winding up pursuant to this Section 3 may be waived by the consent or vote of a majority of the outstanding Preferred Stock (voting as a single class and on an as-converted basis).

(d) Nothing contained herein shall be deemed to prevent the conversion of Preferred Stock pursuant to Section 4 herein prior to liquidation, dissolution or winding up.

4. Conversion.

(a) The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall, at any time and from time to time in whole or in part, be convertible at the option of the respective holders thereof at the office of the Corporation or, if the Corporation has a transfer agent for the Preferred Stock, at the office of such transfer agent, into such fully paid and nonassessable shares of Common Stock as is determined by multiplying one by a fraction, the numerator of which is $1.112 for the Series A Preferred Stock (adjusted for Recapitalizations), $33.40 for the Series B Preferred Stock (adjusted for Recapitalizations), $45.926 for the Series C Preferred Stock (adjusted for Recapitalizations), $20.914 for the Series D Preferred Stock (adjusted for Recapitalizations), $4.1387 for the Series E Preferred Stock, $1.8906 for the Series F Preferred Stock (adjusted for Recapitalizations), $1.8264 for the Series G Preferred Stock (adjusted for Recapitalizations), and $2.06 for the Series H Preferred Stock (adjusted for Recapitalizations), and the denominator of which is the Conversion Price at the time in effect for such share. The Conversion Price per share for shares of Series A Preferred Stock shall be $1.112, Series B Preferred Stock shall be $6.646, Series C Preferred Stock shall be $7.876, Series D Preferred Stock shall be $5.416, Series E Preferred Stock shall be $2.648, Series F Preferred Stock shall be $1.604, Series G Preferred Stock shall be $1.8264, and Series H Preferred Stock shall be $2.06; provided, however, that the Conversion Price for each series of the Preferred Stock (the “Conversion Price”) shall be subject to adjustment as set forth in subsection (d) hereof; and provided further, that, contingent upon adjustment in accordance with Section 4(h), no holder of Preferred Stock may convert less than a whole share of Preferred Stock. Upon conversion by a holder of any Preferred Stock, the holders thereof shall not be entitled to any cumulative dividends on account of shares of Preferred Stock converted into Common Stock, other than dividends which have been declared prior to the time of conversion but not paid as of the time of conversion.

(b) The Preferred Stock shall automatically be converted, without any further action of the Corporation or the holders of such shares, at the office of the Corporation or, if the Corporation has a transfer agent for the Preferred Stock, at the office of such transfer agent, into fully paid and nonassessable shares of Common Stock at the Conversion Price at the time in effect for the Preferred Stock as provided in subsection (a) hereof (i) immediately upon the consummation of the Corporation’s sale of its Common Stock in a bona fide, firm commitment underwriting offered to the public generally pursuant to a registration statement under the Securities Act (or any equivalent successor form), (A) the public offering price of which was not less than $8.00 per share (after deducting underwriting commissions and expenses, and as adjusted to reflect subsequent changes in the number of shares of Common Stock outstanding by reason of Recapitalizations), (B) the aggregate proceeds to the Corporation of which were not less than $35,000,000 and (C) based on a pre-offering valuation of the Corporation of at least $150,000,000 (a “QPO”), or, (ii) with respect to each series of Preferred Stock, upon the approval of the holders of not less than a majority of the then outstanding shares of such series of Preferred Stock. In the event of the automatic conversion of the Preferred Stock upon such QPO as described above, the person(s) or entities entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(c) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or it shall surrender the certificate or certificates therefor, duly endorsed to the Corporation or in blank, at the office of the Corporation or of any transfer agent for the Preferred Stock (or shall notify the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the number of shares to be converted. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person(s) or entities entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) or entities entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is an automatic conversion as provided in subsection (b) hereof and any holder of Preferred Stock refuses to surrender his certificate or certificates for Preferred Stock in connection with such conversion, the secretary of the Corporation is authorized on behalf of said stockholder to mark the records of the Corporation as if said shares of Preferred Stock had been surrendered and the certificate or certificates of Preferred Stock not surrendered shall thereafter be deemed to represent the whole number of shares of Common Stock into which such shares of Preferred Stock were converted.

(d) The Conversion Price shall be subject to adjustment from time to time as follows:

(i)(A) If the Corporation shall issue any Additional Stock (as defined below) after the first Series H Preferred Stock Issue Date without consideration or for a consideration per share less than the applicable Conversion Price for any series of Preferred Stock in effect immediately prior to such issuance, then the Conversion Price for each such series of Preferred Stock in effect immediately prior to such issuance shall forthwith be adjusted to a price for such series determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue, plus (y) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, plus (z) the number of shares of Common Stock which the aggregate consideration received by the Corporation for all such Additional Stock so issued would purchase at such Conversion Price in effect immediately prior to the issuance of such Additional Stock, and the denominator of which shall be the sum of (xx) the number of shares of Common Stock outstanding immediately prior to such issue, plus (yy) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, plus (zz) the number of shares of such Additional Stock; provided that for purposes of this subsection (A), (i) all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities (as defined below) (other than, for purposes of this Section 4(d), Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock), as the case may be, shall be deemed to be outstanding and (ii) immediately after any Additional Stock shall be deemed issued pursuant to subsection (E) below, such Additional Stock shall be deemed to be outstanding. For purposes of hereof, the term “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, and the term “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or, if no such adjustment is made, shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (d)(i)(E)(3) and (d)(i)(E)(4) hereof, no adjustment of the Conversion Price pursuant to subsection (d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, but excluding any amounts paid or payable for accrued interest or accrued dividends.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof at the time of issuance as reasonably determined in good faith by the Board, irrespective of any accounting treatment.

(E) In the case of the issuance of Options or Convertible Securities or if a record date is fixed for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, the following provisions shall apply:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of Options for Common Stock shall be deemed to have been issued on the earlier of the date such Options were issued or a record date for determination was fixed, and for a consideration equal to the consideration (determined in the manner provided in subsections (d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such Options plus the minimum purchase price provided in such Options for the Common Stock covered thereby (as such maximum number of shares and such consideration is provided in the instruments relating thereto, without any provision contained therein for a subsequent adjustment of such amounts).

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any Convertible Securities or upon the exercise of Options for Convertible Securities shall be deemed to have been issued on the earlier of the date such Convertible Securities or Options were issued or the record date for determination was fixed, and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities or Options, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options (the consideration in each case to be determined in the manner provided in subsections (d)(i)(C) and (d)(i)(D) (as such maximum number of shares and such consideration is provided in the instruments relating thereto, without any provision contained therein for a subsequent adjustment of such amounts).

(3) In the event of any change in the number of shares of Common Stock deliverable or any increase in the consideration payable to the Corporation upon exercise of such Options or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of the Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such Options or Convertible Securities, and any subsequent adjustments based thereon, shall, subject to subsection (E)(5) below, be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

(4) Upon the expiration of any such Options or the termination of any such rights to convert or exchange Convertible Securities, the Conversion Price of the Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such Options or Convertible Securities, and any subsequent adjustments based thereon, shall, subject to subsection (E)(5) below, be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

(5) No readjustment pursuant to subsections (E)(3) or (E)(4) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the initial Conversion Price on the original adjustment date (unless the Conversion Price is increased above the initial Conversion Price pursuant to Section 4(d)(iv)), or (ii) the Conversion Price that would have resulted from any issuances of Additional Stock between the original adjustment date and such readjustment date.

(ii) “Additional Stock” shall mean, with respect to any share of Preferred Stock, any shares of Common Stock issued (or deemed to have been issued pursuant to subsection (d)(i)(E) by the Corporation) after the first Series H Preferred Stock Issue Date, other than:

(A) Common Stock issued pursuant to a transaction described in subsection (d)(iii) hereof; and

(B) Common Stock issuable upon conversion of the Preferred Stock; and

(C) Up to an aggregate 16,260,750 shares of Common Stock or options to purchase Common Stock issued or granted to officers, directors, employees or consultants of the Corporation pursuant to the Corporation’s 1999 Stock Plan or other stock option plans approved by the unanimous consent of the Board, plus such number of shares of Common Stock or Options exercisable therefore which expire or terminate under any such plan or are repurchased by the Corporation under any such plan, less the number of shares or options for shares issued pursuant to such plans as of the date of filing of this Amended and Restated Certificate of Incorporation; and

(D) Up to 3,416 shares of Common Stock or options or warrants to purchase Common Stock issued in connection with debt financing, equipment lease financing or business development/strategic partnership transactions approved by the Board; and

(E) Common Stock issuable, directly or indirectly upon the exercise of warrants to purchase up to 1,633 shares of Series C Preferred Stock issued to Pentech Financial Services; and

(F) Shares issuable upon exercise of Options or Convertible Securities listed in this Section 4(d)(ii); and

(G) Up to 7,305,000 shares of Series H Preferred Stock issued pursuant that certain Series H Preferred Stock Purchase Agreement by and among NetSuite, Inc. and the purchasers named on Schedule I thereto.

(iii) In the event the Corporation should at any time or from time to time after the filing of this Amended and Restated Certificate of Incorporation split or subdivide the outstanding shares of Common Stock or pay a dividend or other distribution on the outstanding shares of Common Stock payable in additional shares of Common Stock, Options, Convertible Securities or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, immediately after the effective date of such dividend distribution, split or subdivision, the Conversion Price of the Preferred Stock shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of outstanding shares (determined in accordance with subsection (d)(i)(E) hereof if and to the extent applicable).

(iv) If the number of shares of Common Stock outstanding at any time or from time to time after the filing of this Amended and Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then as of the effective date of such combination, the Conversion Price for the Preferred Stock shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) In the event the Corporation makes or fixes a record date for determination of stockholders entitled to receive a distribution payable in securities of other persons or entities or securities of the Corporation other than Common Stock, evidences of indebtedness issued by the Corporation or other persons or entities, other assets or property (excluding cash dividends) or options or rights not referred to in subsection (d)(iii), then, in each such case for the purpose of this subsection (e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of whole shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution, as adjusted in accordance with Section 4(h).

(f) If at any time or from time to time there shall be a capital reorganization, reclassification or recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere herein), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the event to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) The Corporation will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

(h) No fractional shares shall be issued upon conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(i) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (x) such adjustment and readjustment, (y) the Conversion Price at the time in effect, and (z) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(j) In the event that the Corporation shall propose at any time:

(i) to declare any dividend or distribution upon Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock;

(iii) to merge or consolidate with or into any other person or entity (other than for the sole purpose of changing the state of domicile of the Corporation), or sell, lease or convey all or substantially all its property or business or to effect a reorganization, or to liquidate, dissolve or wind up; then in connection with each such event, the Corporation shall send to the holders of the Preferred Stock; or

(iv) to effect a QPO;

then the Corporation shall provide:

(1) at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend or distribution rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) or (iii) above; and

(2) in the case of the matters referred to in (ii), (iii) and (iv) above, at least 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock or Preferred Stock for securities or other property deliverable upon the occurrence of such event).

(k) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation shall take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(l) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(m) For the purpose of this Section 4, the term “Common Stock” shall mean (A) the class of stock designated as the Common Stock of the Corporation at the initial Issue Date of the Series H Preferred Stock or (B) any other class of stock resulting from successive changes or reclassifications of such Common Stock. If, at any time, as a result of an adjustment made pursuant to this Section 4, the holder of any share of Preferred Stock shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the number of such other shares so receivable upon conversion of any share of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

(n) If any event occurs of the type contemplated by the provisions of this Section 4 which is not expressly provided for or adequately covered by such provisions, then, the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Stock. The Corporation may make such adjustments in the Conversion Price, in addition to those required in this Section 4, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(o) The Corporation may issue Common Stock to effect a conversion of the Preferred Stock without an offer thereof to existing stockholders.

(p) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that in which the shares of the Preferred Stock so converted were registered, and at the reasonable election of the Corporation, no such issue or delivery shall be made unless and until the person or entity requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5. Voting Rights.

(a) The holders of the Preferred Stock shall be entitled to notice of all meetings of the stockholders of the Corporation in accordance with the terms of the Bylaws of the Corporation, and to full voting rights (together with holders of Common Stock but not as a separate class unless otherwise provided herein or required by law) at all meetings and on all matters, with each issued and outstanding share of Common Stock being entitled to one vote and each issued and outstanding share of Preferred Stock entitled to one vote for each whole share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded up to the nearest whole share).

(b) Notwithstanding the above, the holders of the Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of Series E Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of Series D Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of Series C Preferred Stock shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of Series B Preferred Stock shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of Series A Preferred Stock shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and the holders of Common Stock shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.

(c) California Section 2115. To the extent that Section 2115 of the California General Corporation Law makes Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law applicable to the Corporation, the Corporation’s stockholders shall have the right to cumulate their votes in connection with the election of directors as provided by Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law.

6. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be reissuable by the Corporation, and the Certificate of Incorporation of this Corporation shall be appropriately amended to affect the corresponding reduction in the Corporation’s authorized capital stock.

7. Protective Provisions. In addition to any other rights provided by law, as long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock, voting together as a single class on an as-converted basis:

(i) Alter or change the rights, preferences or privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock by amendment or repeal of the Corporation’s Certificate of Incorporation, its Bylaws or otherwise; or

(ii) Increase or decrease the authorized number of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock; or

(iii) Create, authorize, designate, reclassify or issue any class of shares or series of shares which would have preference over or would be on parity with the Series H Preferred Stock as to dividends, liquidation rights or assets, or incur any obligation to do any of the foregoing; or

(iv) Redeem or repurchase any capital stock (other than repurchases of Common Stock held by employees, independent contractors or consultants of this Corporation upon termination of their employment or services or otherwise pursuant to agreements providing for such repurchase at the original cost of such Common Stock); or

(v) Declare or pay any dividend or other distribution (as that term is defined in Section 2(a) of these Certificate of Incorporation); or

(vi) Effect a Merger Event, or incur any obligation to do so; or

(vii) Increase or decrease the size of the Board of Directors.

Notwithstanding the foregoing, so as long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock remain outstanding, the Corporation shall not amend the Corporation’s Certificate of Incorporation or Bylaws in any way that materially adversely affects the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, in a manner different than other series of Preferred Stock without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of each such series of Preferred Stock so affected.

8. Actions Involving Stockholders and the Corporation. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the bylaws of the Corporation shall require.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

3. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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